SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K /A
(Amendment No.1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):
November 16, 2009

CHINA ORGANIC AGRICULTURE, INC.
-----------------------------
(Exact Name of Registrant as Specified in its Charter)

Florida	000-52430	20-3505071
State of	Commission	IRS Employer
Incorporation	File Number	I.D. Number

Dalian City, Zhongshan District, Youhao Road
Manhattan Building #1, Suite # 1511
Dalian City, Liaoning Province, P.R. China
(Address of principal executive offices)

(707) 709-2321
(Issuer's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_|   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_|   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_|   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

In reviewing its financial records in connection with the preparation of its consolidated financial statements to be included in its Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2009, the financial staff of China Organic Agriculture, Inc. (the “Company”) determined that the adjustments, described below, to the consolidated financial statements included in its Annual Report on Form 10-K for the  fiscal year ended December 31, 2008 and  its Quarterly Reports on Form 10-Q for the fiscal quarters ended September 30, 2008, and March 31, 2009 were necessary.

September 30, 2008

The Company determined that its unaudited consolidated statements of income for the nine month and three month periods ended September 30, 2008, included in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2008 (“2008 Third Quarter Form 10-Q”) failed to report the results of its Jilin Songyuan City Ermapao Green Rice Ltd. subsidiary (“ErMaPao”) as a separate line item despite the fact that the subsidiary and its operations were disposed of as of the end of that quarter.  The results of operations of ErMaPao were included in the financial results of the Company generally, when they should have been disclosed as a separate line item. As a consequence, certain amounts in the consolidated cash flow statements included in the 2008 Third Quarter Form 10-Q related to the foregoing line item were misstated.

On April 29, 2009, the Company filed an amendment to the 2008 Third Quarter Form 10-Q reporting Net Income in which it correctly accounted for the discontinued operations.

December 31, 2008

The Company incorrectly recorded a gain on debt forgiveness of $3,015,387 in its audited consolidated statement of income for the year ended December 31, 2008, initially included in its Annual Report on Form 10-K for the year ended December 31, 2008 (“2008 Form 10-K”).  The debt was originally incurred as a Note Payable to a related party (a shareholder of Dalian Huiming) by Dalian Huiming Industry Ltd. prior to the Company’s acquisition of 60% of the outstanding shares of Dalian Huiming and formally forgiven in December 2008 based on an agreement previously made as part of the purchase arrangements.  Based upon a review of its accounting records and the literature applicable to the transactions, the Company has determined that the related debt should have not have been given any value as of the date of the purchase of the Dalian Huiming shares and thus its formal forgiveness should not have been subsequently treated as a gain .  As a result, Income Before Income Taxes From Continuing Operations and Net Income for the year ended December 31, 2008 should have been reported as $3,015,387 less than originally reported.  In addition, the Company has determined that certain amounts in the consolidated cash flow statements included in the 2008 Form 10-K related to the foregoing adjustment were misstated.

In addition to the foregoing, the Company has determined that in computing its earnings per share for the year ended December 31, 2008, it incorrectly concluded that certain outstanding warrants were dilutive when in fact they were not.  As a consequence, the Company understated its diluted earnings per share from continuing operations and discontinued operations were each understated by one cent.

March 31, 2009

As a result of the adjustment to the Company’s financial statements as of December 31, 2008, noted above, Goodwill recorded at the date of acquisition of the shares in Dalian Huiming and Retained Earnings at March 31, 2009 as reflected in the Company’s Consolidated Balance Sheet included in its Quarterly Report on Form 10-Q for the first fiscal quarter of 2009 (the “2009 First Quarter Form 10-Q”) should be decreased by a corresponding amount.

In view of the foregoing, on November 20, 2009, t he Company’s board of directors concluded that the Company’s consolidated financial statements as of and for the year ended December 31, 2008, which were included in the 2008 Form 10-K, as well as its unaudited consolidated financial statements as of and for the quarterly period ended March 31, 2009, which were included in the 2009 First Quarter Form 10-Q, could no longer be relied upon due to the need to make the adjustments discussed herein. Further, although in April 2009 when it filed its amendment to the 2008 Third Quarter Form 10-Q the Company did not believe that manner in which reported the results of ErMa-Pao in the 2008 Third Quarter Form 10-Q were such that the financial statements contained in the 2008 Third Quarter Form 10-Q could not be relied upon, on November 20, 2009, the board of directors concluded that the consolidated financial statements as of and for the three and nine month periods ended September 30, 2008, contained in the 2008 Third Quarter Form 10-Q could no longer be relied upon due to the need to adjust for the manner in which the results of ErMa-Pao were reported.   Upon authorization by the Company’s board of directors, the Company’s authorized officers discussed with the Company’s independent accountant the matters disclosed in this Current Report on Form 8-K pursuant to Item 4.02 .

The Company intends to file amendments to its 2008 Form 10-K and 2009 First Quarter Form 10-Q reflecting the adjustments discussed above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA ORGANIC AGRICULTURE, INC.

Dated: December 2 , 2009	By:	/s/ Jinsong Li
Jinsong Li
Chief Executive Officer
(Principal Executive Officer)

By:	/s/ Weihong Xia
Weihong Xia
Chief Financial Officer
(Principal Financial and Accounting Officer)